UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2024

AtlasClear Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41956 (Commission File Number)	92-2303797 (I.R.S. Employer Identification No.)

4030 Henderson Blvd., Suite 712 Tampa, FL (Address of principal executive offices)	336029 (Zip Code)

(727) 446-6660 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on February 9, 2024, AtlasClear Holdings, Inc. (the “Company”) and Chardan Capital Markets, LLC (“Chardan”) entered into a convertible promissory note (the “Chardan Note”) in the aggregate principal amount of $4,150,000 in settlement of the fee payable by Quantum FinTech Acquisition Corporation (“Quantum”) to Chardan upon consummation of the Company’s business combination, pursuant to the business combination marketing agreement entered into in connection with Quantum’s initial public offering. On March 22, 2024, Quantum Ventures LLC (“Quantum LLC”) the primary sponsor for Quantum filed a statement of claim with the Financial Industry Regulatory Authority Dispute Resolution Services against Chardan. In light of the pending arbitration, the Company has determined that it will not register any unregistered shares of the Company’s common stock issuable pursuant to the Chardan Note on any resale registration statement on Form S-1 that the Company files with the SEC until the foregoing matter is resolved.

Item 8.01. Other Events

Pursuant to the terms of the convertible promissory notes (the “Seller Notes”) issued by AtlasClear, Inc. to the sellers of Wilson-Davis & Co. Inc. (the “Sellers”) in connection with the Company’s business combination, the Company directed Continental, pursuant to an instruction letter dated April 8, 2024, to issue an aggregate of 145,210 shares of common stock to the Sellers to cover the first quarterly interest payments on the Seller Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: April 17, 2024	/s/ Robert McBey
Name: Robert McBey
Title: Chief Executive Officer